UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2014

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	000-54809	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 Strand Street
Frederiksted, United Stated Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On March 11, 2014, Altisource Asset Management Corporation (the “Company”) appointed Adam Appleby, age 40, as the Chief Operating Officer of the Company.

Pursuant to his employment arrangement, Mr. Appleby will receive, among other things, (i) a base salary of $225,000, (ii) a target incentive bonus opportunity of $225,000, dependent on performance and (iii) standard relocation costs and benefits in connection with his relocation to St. Croix, U.S. Virgin Islands. On March 10, 2014, Mr. Appleby was awarded 8,765 shares of restricted common stock of the Company, subject to the vesting requirements provided below in this Item 5.02(c).

Prior to his appointment, Mr. Appleby had served as a Mortgage Operations Executive of Ally Bank since July 2013 and, from September 2011 to June 2013, was Ally Bank’s Enterprise Risk Officer. From March 2009 to 2011, Mr. Appleby was Executive Director - Program Delivery for Ally Financial in connection with its transition to a bank holding company. From May 2005 to March 2009, Mr. Appleby served in various Quality and Productivity Executive roles for Bank of America. Prior to Bank of America, Mr. Appleby held several program management and operational roles within Genworth Financial and GE Capital and is a Certified Six Sigma Master Black Belt. Mr. Appleby served in the Military as an Infantry Officer assigned to the 101st Airborne Division. He received his bachelor’s degree from the United States Military Academy at West Point where he studied Environmental Science & Systems Engineering.

The restricted stock awarded to Mr. Appleby will vest in three tranches, subject to the achievement of the following performance hurdles:

Twenty-five percent (25%) will vest in accordance with the vesting schedule set forth below if the market value of the Company’s common stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty percent (20%) over the market value on the date of the grant and (ii) the market value is at least double the market value on the date of the grant;

Fifty percent (50%) of the grant will vest in accordance with the vesting schedule set forth below if the market value of the Company’s common stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty-two and a half percent (22.5%) over the market value on the date of the grant and (ii) the market value is at least triple the market value on the date of the grant and

Twenty-five percent (25%) of the grant will vest in accordance with the vesting schedule set forth below if the market value of the Company’s common stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty-five percent (25%) over the market value on the date of the grant and (ii) the market value is at least quadruple the market value on the date of the grant.

After the performance hurdles for a tranche have been achieved, 25% of the restricted stock in that tranche will vest on each of the first four anniversaries of the date that the performance hurdles for that tranche were met.

There are no family relationships among Mr. Appleby and any of the Company's directors and executive officers.

(e) Compensatory Arrangements

Adam Appleby, the Company’s Chief Operating Officer, entered into the compensation arrangements described above under Item 5.02(c), “Appointment of Officers.” The restricted stock award was granted under the Company's 2012 Equity Incentive Plan, which is incorporated herein by reference to Exhibit 10.7 of the Company's Current

Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2012. A description of the foregoing compensation arrangement is incorporated herein by reference to the description above under Item 5.02(c), “Appointment of Officers.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Altisource Asset Management Corporation

By:     /s/ Stephen H. Gray
Name: Stephen H. Gray
Title: General Counsel and Secretary

Dated:     March 17, 2014